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                                                                     Exhibit 23


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in Registration Statements Number 2-89224, Number 33-16242, Number 33-42333, Number 33-55932, Number
33-42334, Number 33-52835, Number 33-52959, and Number 33-53395 on
Form S-8, Registration Statements Number 33-38268, Number 33-33508, Number 33-39303, Number 33-47785, Number 33-51407, Number 33-57169,
Number 33-55485, and Number 33-52495 on Form S-3, and Registration Statement Number 33-56955 on Form S-4 of First Bank System, Inc. and in the related Prospectuses of our report dated January 24, 1995 with respect to the consolidated financial statements of First Bank System, Inc. included in the Annual Report [Form 10-K] for the year ended December 31, 1994.


/s/ Ernst & Young LLP


Minneapolis, Minnesota
February 24, 1995